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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15 (D)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

              Date of Report (Date of Earliest Event Reported): N/A

                               LECSTAR CORPORATION
             (Exact name of registrant as specified in its charter)



                                      TEXAS
         (State or other jurisdiction of incorporation or organization)



      33-95796                                        76-0406417
(Commission File Number)                   (IRS Employer Identification Number)


                             4501 CIRCLE 75 PARKWAY
                                BUILDING D - 4210
                           ATLANTA, GEORGIA 30339-3025

                    (Address of principal executive offices)

                                 (404) 659-9500
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS.

The following is an updated description of securities of LecStar Corporation that are currently publicly tradable.

                            DESCRIPTION OF SECURITIES

         The numbers that relate to our securities in this section have been adjusted to reflect the 60-for-1 reverse stock split that became effective on March 30, 2001. Our articles of incorporation authorize us to issue up to 500,000,000 shares of common stock and up to 5,000,000 shares of preferred stock in one or more series or classes, and to determine the rights, powers, preferences, limitations and restrictions of each series or class of preferred stock.

COMMON STOCK.

         Although the holders of our common stock are entitled to receive dividends as our board of directors may legally declare from time to time, we have not paid dividends on our common stock in the past and do not intend to pay any dividends in the foreseeable future. We expect to retain any future earnings from which dividends may be paid for the development and expansion of our business. Each holder of our common stock is entitled to one vote for each share held on all matters submitted to a vote of our shareholders, including the election of directors. Holders have no right to cumulative voting in the election of directors. Holders of our common stock have no preemptive or redemption rights and have no right to convert their common stock into any of our other securities. Upon our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in our net assets available for distribution to our common shareholders. The rights of the holders of our common stock are subordinate to the rights of holders of our preferred stock. Accordingly, the rights conferred on holders of any shares of preferred stock that are issued in the future may adversely affect the rights of holders of the common stock. All of the currently outstanding shares of common stock are fully paid and non-assessable. Our common stock is currently traded on the Over-the-Counter Bulletin Board under the symbol "LCST."

PREFERRED STOCK.

         Our board of directors may authorize us to issue preferred stock without action by our shareholders. This preferred stock may be in one or more series, for various considerations and with rights, privileges, and preferences as determined by our board of directors. Our board of directors also has the power to fix the dividend rate and to establish the provisions relating to voting rights, redemption rate, sinking fund, liquidation preferences and conversion rights for any series of preferred stock issued in the future.

         Series A Redeemable Convertible Preferred Stock. On June 23, 1997, our board of directors approved the designation of 3,000,000 shares of Series A redeemable convertible preferred stock. The original issue price of our Series A preferred stock was $10.00 per share. Holders of our Series A preferred stock are entitled to receive dividends at the annual rate of 12% of the original issue price per share, or $1.20 per share, payable quarterly in cash or in common stock at the sole discretion of our board of directors. Dividends are cumulative from the date of issue. We may not declare or pay cash dividends on our common stock or on any other series of preferred stock that is junior to or on par with our Series A preferred stock. Also, we may not redeem, purchase or otherwise acquire any of our common stock unless full cumulative dividends have been or are contemporaneously paid to the holders of our Series A preferred stock.



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         If we liquidate or dissolve LecStar, the holders of shares of our
Series A preferred stock are entitled to receive distributions out of our assets before any distributions are made to holders of our common stock or to any other shares of our capital stock ranking junior to our Series A preferred stock. Distributions upon liquidation are to be in the amount of $10.00 per share plus accrued and unpaid dividends.

         The Series A preferred stock is redeemable at our option at any time, in whole or in part, for cash or common stock on at least 30 days' notice. The price payable upon redemption is 110% of the average bid price per share of the Series A preferred stock as quoted on the Over-the-Counter Bulletin Board or other national securities exchange for the 20 trading days before the redemption date plus all accrued and unpaid dividends. If the Series A preferred stock is not quoted by NASDAQ or listed on another securities exchange, its market value will be the fair value as determined by a member of a national securities exchange selected, by us or by our board of directors.

         Our Series A preferred stock automatically converts into common stock if the closing price for our Series A preferred stock equals or exceeds $20.00 per share for a period of ten consecutive trading days. The holders of our Series A preferred stock also have the right to convert any or all their shares of Series A preferred stock into shares of our common stock. The number of shares of common stock issuable on conversion of a share of Series A preferred stock is currently equal to 0.045 shares of our common stock for each share of our Series A preferred stock. Holders of Series A preferred stock may also convert their shares if we call them for redemption, at any time up to and including the close on business on the fifth full business day before the date fixed for redemption.

         The holders of our Series A preferred stock have no voting rights except as otherwise required by the Texas Business Corporation Act and other applicable law and have no preemptive or other rights to subscribe to any other shares or securities of ours. Our Series A preferred stock ranks ahead of our common stock and our Series D and E preferred stocks as to dividends and upon liquidation.

         Our Series A preferred stock is currently traded on the Over-the-Counter Bulletin Board under the symbol "LCSTP."

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

         None.

Exhibits

         None



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       LECSTAR CORPORATION



                                       By: /s/ W. Dale Smith
                                           -------------------------------------
                                           W. Dale Smith, President


Date:  May 30, 2001